UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2010

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3131 Las Vegas Boulevard South
Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On November 24, 2010, Stephen A. Wynn (“Mr. Wynn”), the Chairman of the Board of Directors and Chief Executive Officer of Wynn Resorts, Limited (the “Registrant”), Elaine P. Wynn, a member of the Board of Directors of the Registrant (“Ms. Wynn”), and Aruze USA, Inc. (“Aruze”), a Nevada corporation, entered into a Waiver and Consent (the “Waiver and Consent”) with respect to that certain Amended and Restated Stockholders Agreement, dated January 6, 2010, by and among Mr. Wynn, Ms. Wynn and Aruze (the “Stockholders Agreement”).  Pursuant to the Waiver and Consent, (a) each of Mr. Wynn and Ms. Wynn consented to the transfer by Aruze of up to 1,445,805 shares (the “Aruze Released Shares”) of common stock, par value $0.01, of the Registrant (“Common Stock”) from the Stockholders Agreement, and (b) each of Mr. Wynn, Ms. Wynn and Aruze consented to the transfer by each of Mr. Wynn and Ms. Wynn of up to 1,000,000 shares (collectively, the “Wynn Released Shares”) of Common Stock from the Stockholders Agreement.  The parties agreed that the Aruze Released Shares and the Wynn Released Shares shall be released from all terms and restrictions set forth in the Stockholders Agreement upon the transfer of such shares.  The parties further agreed that until any such transfer, the Aruze Released Shares and the Wynn Released Shares shall remain subject to all terms and restrictions set forth in the Stockholders Agreement.

The foregoing description of the Waiver and Consent does not purport to be complete and is qualified in its entirety by reference to the Waiver and Consent which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01         Financial Statements and Exhibits

             (d)          Exhibits:

Exhibit
Number	Description

10.1	Waiver and Consent, dated November 24, 2010, by and among Aruze USA, Inc., Stephen A. Wynn and Elaine P. Wynn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 24, 2010

WYNN RESORTS, LIMITED

By:	/s/ Kevin Tourek
Kevin Tourek
Assistant Secretary